AGREEMENT AND PLAN OF MERGER

AMONG

RAND CAPITAL SBIC, L.P.

RAND CAPITAL MANAGEMENT, LLC

AND

RAND MERGER CORPORATION

AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2008 (“Agreement”) is between and among Rand Capital Corporation, a New York corporation (“Rand”), Rand Capital SBIC, L.P., a Delaware limited partnership (the “Partnership”), Rand Capital Management, LLC, a Delaware limited liability company (the “LLC”), and Rand Merger Corporation, a New York corporation (“Mergerco”).

RECITALS

A.  Each of the Partnership, the LLC, and Mergerco (collectively, the “Constituent Entities”) is a wholly-owned subsidiary of Rand.

B.  Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq. (the “DERULPA”), authorizes the merger of a Delaware limited partnership (such as, the Partnership), with and into a foreign corporation (such as, Mergerco).  Section 18-209 of the Delaware Limited Liability Company Act (the “DELLA”) authorizes the merger of a limited liability company (such as, the LLC), with and into a foreign corporation (such as, Mergerco).  Section 901 of the New York Business Corporation Law (the “NYBCL”) authorizes one or more other business entities (such as, the Partnership and the LLC) to merge with and into a domestic corporation (such as, Mergerco).

C.  Rand and each of the Constituent Entities desires that the Constituent Entities will be merged together (the “Merger”) with Mergerco to be the surviving constituent.

D.  The Partnership is licensed to operate and operates as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (the “SBA”). Rand desires to merge the Partnership and the LLC into Megerco and continue their operations as a licensed SBIC through Mergerco in order to comply with regulatory requirements of the Securities and Exchange Commission.  Rand desires that the Merger will become effective at the close of business on December 31, 2008 if the SBA has then licensed Mergerco to operate as an SBIC effective January 1, 2009.

E.  The LLC, as the general partner of the Partnership, and Rand, as the sole limited partner of the Partnership, have approved this Agreement and the Merger for the Partnership.

F.  The managers of the LLC and Rand as the sole member of the LLC have approved this Agreement and the Merger for the LLC.

G.  The board of directors of Mergerco has approved this Agreement and declared the advisability of this Agreement and the Merger for Mergerco, and Rand as the sole shareholder of Mergerco has approved this Agreement and the Merger for Mergerco.

AGREEMENT

NOW, THEREFORE,

 in consideration of the foregoing and of the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Definitions.  When used in this Agreement, the following terms will have the meanings specified below:

“Agreement” has the meaning provided in the first sentence to this Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $.01 per share, issued by Mergerco before the Merger or by the Surviving Corporation after the Merger.

“Constituent Entities” has the meaning provided in the Recitals to this Agreement.

 “Effective Time” means the close of business on December 31, 2008, which date and time will be identified in the Certificates of Merger to be filed with the States of Delaware and New York as described in Section 2.3(b) of this Agreement.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorization” means any permit, license, franchise, approval, consent, permission, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any nation, state, municipality and any federal, state, local, foreign, provincial or supranational court or governmental agency, authority, instrumentality or regulatory body.

"Indebtedness" means indebtedness for borrowed money or the equivalent whether represented by notes, bonds or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (other than trade payables constituting current liabilities and personal property leases), and including without limitation capital lease obligations, including all accrued and unpaid interest thereon, and applicable prepayment, breakage or other premiums, fees or penalties and the costs of discharging such indebtedness, all as determined in accordance with GAAP.

 “Legal Requirement” means any federal, state, local, provincial, foreign, international, multinational or other statute, law, treaty, rule, regulation, guideline, administrative order, directives, ordinance, constitution or principle of common law (or any interpretation thereof by a Governmental Entity).

 “Merger” has the meaning provided in the recitals to this Agreement.

“Mergerco” has the meaning provided in the first sentence of this Agreement.

 “Mergerco Stock” means the common stock, $.01 par value per share, of Mergerco.

“Partnership” has the meaning provided in the first sentence of this Agreement.

 “Person” means any individual and any corporation, partnership, limited liability company, firm, trust, or other business entity and any Governmental Entity.

“Rand” has the meaning provided in the first sentence of this Agreement.

 “Rights” means any warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all forms, reports and documents filed, or required to be filed, by Purchaser pursuant to the Securities Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and the blue sky and other Legal Requirements of any state that are applicable to the purchase and sale of securities generally.

 “Subsidiary” or “Subsidiaries” means with respect to any party, any corporation, company, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

“Surviving Corporation” means Mergerco on and after the Effective Time, which will survive under the name “Rand Capital SBIC, Inc.”

ARTICLE II

THE MERGER

SECTION 2.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DERULPA, the DELLA, and the NYBCL:

(a)

Merger of the Partnership and Mergerco.  At the Effective Time, the Partnership will be merged with and into Mergerco.

(b)

Merger of the LLC and Mergerco.  At the Effective Time, the LLC will be merged with and into Mergerco.

(c)

Surviving Entity.  From and after the Effective Time, the separate limited partnership existence of the Partnership will cease, the separate limited liability company existence of the LLC will cease, and the Corporation will continue as the surviving entity and will succeed to and assume all of the rights and obligations of the Partnership and the LLC.

SECTION 2.2

 Tax-free Transfer.   It is the intention of the parties hereto that this transaction qualify as a tax-free transfer under Section 351 of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

SECTION 2.3  Terms of the Merger.  In accordance with the provisions of this Agreement and the requirements of applicable law, the Partnership and the LLC will be merged with and into Mergerco as of the Effective Time. Mergerco will be the surviving entity (on and after the Effective Time, Mergerco is referred to in this Agreement as the "Surviving Corporation") and the separate existence of each of the Partnership and the LLC will cease when the Merger becomes effective.  Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)

Corporate Existence.  Commencing with the Effective Time, the Surviving Corporation shall continue its corporate existence as a New York corporation and (i) the Certificate of Incorporation of  the Surviving Corporation shall be amended to change its name to “Rand Capital SBIC, Inc.” as of the Effective Time; (ii) the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Entities; (iii) all Indebtedness due to any of the Constituent Entities, on whatever account, all causes in action and all other things belonging to any of the Constituent Entities shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iv) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time, and all Indebtedness, liabilities and duties of the Constituent Entities shall thenceforth attach to the Surviving Corporation.

(b)

Events Occurring Prior to the Effective Time.  After receipt of conditional approval from the SBA that it will license the Surviving Corporation as an SBIC commencing on the Effective Date, and prior to the Effective Date:

(i)  Rand SBIC shall cause the Merger to be consummated under Section 17-211 of the DERULPA and under Section 18-209 of the DELLA on the Effective Date by filing a Delaware Certificate of Merger among the Constituent Entities with the Secretary of State of the State of Delaware; and

(ii)  Rand SBIC  shall cause the Merger to be consummated under Section 904-a of the NYBCL on the Effective Date by filing a Certificate of Merger with the New York Department of State.

(c)

Conversion of Securities.  As of the Effective Time and without any action on the part of the Constituent Entities or the holders of any of the securities of any of the Constituent Entities, each of the following shall occur:

(i)  Exchange of Interests issued by the Partnership.  All of the limited partnership interests in the Partnership outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 1,000 shares of Common Stock.  None of the limited partnership interests in the Partnership will be, or be deemed to continue to be, outstanding after the Effective Time, and they will have been cancelled and ceased to exist.  All of the general partnership interests in the Partnership outstanding immediately prior to the Effective Time will be automatically converted into the right to receive 100 shares of Common Stock.  None of the general partnership interests in the Partnership will be, or be deemed to continue to be, outstanding after the Effective Time, and they will have been cancelled and ceased to exist.

(ii)  Exchange of Interests issued by LLC.  All of the Membership Interests of the Members of the LLC outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 25 shares of Common Stock.  None of the Membership Interests in the LLC will be, or will be deemed to continue to be, outstanding after the Effective Time, and they will have been cancelled and ceased to exist.

(iii)  Each share of  Common Stock of Mergerco issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding shares of  the Surviving Corporation immediately after the Effective Time.

ARTICLE III

THE SURVIVING CORPORATION

SECTION 3.1

Certificate of Incorporation and By-laws.  At the Effective Time,  the Certificate of Incorporation and the By-laws of Mergerco, as existing immediately prior to the Effective Time, shall be and remain the Certificate of Incorporation and By-laws of the Surviving Corporation.

SECTION 3.2

Directors.  At the Effective Time, the members of the Board of Directors of Mergerco holding office immediately prior to the Effective Time shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Time a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation.

SECTION 3.3  Officers.  Until the Board of Directors of the Surviving Corporation shall otherwise determine in accordance with law and the governing documents of the Surviving Corporation, all persons who are officers of Mergerco at the Effective Time shall continue to hold the same offices of the Surviving Corporation.

SECTION 3.4  Profit Sharing Plan.

At the Effective Time, the Amended and Restated Profit Sharing Plan attached to this Agreement shall become effective.

ARTICLE IV

TRANSFER AND CONVEYANCE OF ASSETS

AND

ASSUMPTION OF LIABILITIES

SECTION 4.1  Transfer, Conveyance and Assumption from Partnership. At the Effective Time, Mergerco shall continue in existence as the Surviving Corporation, and without further transfer, succeed to an possess all of the rights, privileges and powers of the Partnership, and all of the assets and property of whatever kind and character of the Partnership shall vest in Mergerco without further act or deed; thereafter, Mergerco, as the Surviving Corporation, shall be laible for all of the liabilities and obligations of the Partnership, and any claim or judgment against the Partnership may be enforced against Mergerco, as the Surviving Corporation, in accordance with Section 17-211 of the DERULPA and Section 906 of the NYBCL.

SECTION 4.2  Further Assurances regarding Assumption from the Partnership.  If at any time Mergerco shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect, or confirm of record in the Surviving Corporation the title to any property or right of the Partnership, or otherwise to carry out the provisions of this Agreement, then the proper representatives of the Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect, or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

SECTION 4.3  Transfer, Conveyance and Assumption from the LLC. At the Effective Time, Mergerco shall continue in existence as the Surviving Corporation, and without further transfer, succeed to an possess all of the rights, privileges and powers of the LLC, and all of the assets and property of whatever kind and character of the LLC shall vest in Mergerco without further act or deed; thereafter, Mergerco, as the Surviving Corporation, shall be laible for all of the liabilities and obligations of the LLC, and any claim or judgment against the LLC may be enforced against Mergerco, as the Surviving Corporation, in accordance with Section 18-209 of the DELLA and Section 906 of the NYBCL.

SECTION 4.4  Further Assurances regarding Assumption from the LLC.  If at any time Mergerco shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect, or confirm of record in the Surviving Corporation the title to any property or right of the LLC, or otherwise to carry out the provisions of this Agreement, then the proper representatives of the LLC as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect, or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1  Representations and Warranties of the Partnership.  The Partnership represents and warrants to Mergerco that:

(a)  Partnership Existence and Power.  The Partnership is a limited partnership duly formed, validly existing and in good standing under the law of the State of Delaware.

(b)  Partnership Authorization.  The execution, delivery and performance by the Partnership of this Agreement, and the consummation by the Partnership of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action on its part.  This Agreement constitutes a valid, binding and enforceable agreement of the Partnership.

(c)  Governmental Authorization.  The execution, delivery and performance by the Partnership of this Agreement and the consummation of the Merger by the Partnership require no action by or in respect of, or filing with, any governmental body, agency, official, or authority.

(d)  No Violation.  The execution, delivery and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of the Partnership, (ii) violate any provision of any law, rule or regulation applicable to the Partnership, (iii) breach, or result in a default under, any existing obligation of the Partnership under any provision of any agreement, contract or other instrument to which the Partnership is a party or by which it is bound or (iv) breach or otherwise violate any existing obligation of the Partnership under any court or administrative order, writ, judgment or decree that names the Partnership and is specifically directed to it or its property.

SECTION 5.2  Representations and Warranties of the LLC.  The LLC represents and warrants to Mergerco that:

(a)  Limited Liability Company Existence and Power.  The LLC is a limited liability company duly formed, validly existing and in good standing under the law of the State of Delaware.

(b)  Limited Liability Company Authorization.  The execution, delivery and performance by the LLC of this Agreement, and the consummation by the LLC of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on its part.  This Agreement constitutes a valid, binding and enforceable agreement of the LLC.

(c)  Governmental Authorization.  The execution, delivery and performance by the LLC of this Agreement and the consummation of the Merger by the LLC require no action by or in respect of, or filing with, any governmental body, agency, official, or authority.

(d)  No Violation.  The execution, delivery and performance by the LLC of this Agreement and the consummation by the LLC of the transactions contemplated hereby do not and will not (i) violate the limited liability company agreement of the LLC, (ii) violate any provision of any law, rule or regulation applicable to the LLC, (iii) breach, or result in a default under, any existing obligation of the LLC under any provision of any agreement, contract or other instrument to which the LLC is a party or by which it is bound or (iv) breach or otherwise violate any existing obligation of the LLC under any court or administrative order, writ, judgment or decree that names the LLC and is specifically directed to it or its property.

SECTION 5.3  Representations and Warranties of Mergerco. Mergerco represents and warrants to the Partnership and the LLC that:

(a)  Corporate Existence and Power.  Mergerco is a corporation duly formed, validly existing and in good standing under the law of the State of New York.

(b)  Corporate Authorization.  The execution, delivery and performance by Mergerco of this Agreement, and the consummation by Mergerco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on its part.  This Agreement constitutes a valid, binding and enforceable agreement of Mergerco.

(c)  Governmental Authorization.  The execution, delivery and performance by Mergerco of this Agreement and the consummation of the Merger by Mergerco require no action by or in respect of, or filing with, any governmental body, agency, official, or authority.

(d)  No Violation.  The execution, delivery and performance by Mergerco of this Agreement and the consummation by Mergerco of the transactions contemplated hereby do not and will not (i) violate the Certificate of Incorporation or By-laws of Mergerco, (ii) violate any provision of any law, rule or regulation applicable to Mergerco, (iii) breach, or result in a default under, any existing obligation of Mergerco under any provision of any agreement, contract or other instrument to which Mergerco is a party or by which it is bound or (iv) breach or otherwise violate any existing obligation of Mergerco under any court or administrative order, writ, judgment or decree that names Meregerco and is specifically directed to it or its property.

ARTICLE VI

CONDITIONS TO THE MERGER

SECTION 6.1  Conditions to the Obligations of Each Party. The obligations of the Constituent Entities to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:

(a)  no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b)  all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;

(c)  this Agreement shall have been adopted by the holders of at least a majority of the outstanding voting power of Mergerco in accordance with the requirements of the NYBCL and the Certificate of Incorporation and By-laws of Mergerco; and

(d)  the SBA shall have given final approval to the licensing of Mergerco as a SBIC to continue the operations of the Partnership on and after the Effective Time.

ARTICLE VII

TERMINATION

SECTION 7.1  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)  by mutual written consent of the Constituent Entities if they have received notice from the SBA that it will not license the Surviving Corporation to operate as an SBIC commencing at the Effective Time or if they have they have reasonably determined that the SBA will not license the Surviving Corporation to operate as an SBIC commencing at the Effective Time;

(b)  by any of the Constituent Entities if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any of the Constituent Entities from consummating the Merger is entered and the judgment, injunction, order or decree becomes final and non appealable.

SECTION 7.1  Effect of Termination.  If this Agreement is terminated pursuant to Section 7.1, then this Agreement shall become void and of no effect with no liability to any party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1  Amendments; No Waivers.

(a)  Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, the amendment is in writing and signed on behalf of each of the parties.

(b)  No failure or delay by any party to this Agreement in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.2  Integration.  All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the parties, or their representatives, are merged into this Agreement, and this Agreement will constitute the entire understanding among the parties with respect to the subject matter.

SECTION 8.3  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties to this Agreement.

SECTION 8.4  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law.

SECTION 8.5  Counterparts; Effectiveness.  This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the

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signatures to each of the counterparts were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first-above written.

RAND CAPITAL CORPORATION

By: S/Allen F. Grum

Name: Allen F. Grum

Title: President

RAND CAPITAL SBIC, L.P.

By: RAND CAPITAL MANAGEMENT, LLC

                   Its General Partner

By: S/Allen F. Grum

Name: Allen F. Grum

Title: Manager

RAND CAPITAL MANAGEMENT, LLC

By: S/Allen F. Grum

Name: Allen F. Grum

Title: Manager

RAND MERGER CORPORATION

By: S/ Allen F. Grum

Name: Allen F. Grum

Title: President